Exhibit 99.1

Solstice Advanced Materials Announces Mutual Termination of Merger Agreement with Element Solutions

Board of Directors Authorizes $500 Million Share Repurchase Program

Company Affirms Third Quarter and Full-Year 2026 Guidance

MORRIS PLAINS, N.J., August 27, 2026 -- Solstice Advanced Materials Inc. (Nasdaq: SOLS) (“Solstice”), a global leader in high-performance specialty materials, today announced that Solstice and Element Solutions Inc. (NYSE: ESI) (“Element”) have entered into an agreement to terminate their previously announced agreement for Solstice to acquire Element. No fees are payable by either party as a result of the transaction termination.

Dr. Rajeev Gautam, Chairman of the Solstice Board of Directors said, “Following conversations with our shareholders and discussions between the parties, both Boards unanimously believe that it is in the best interests of our respective shareholders, employees and customers to terminate the merger agreement. We value the feedback received from shareholders in connection with the Element agreement, including their excitement about Solstice’s strategy and growth trajectory as an independent company. The Board is confident that Solstice’s strategic plan and leadership team will deliver substantial value for Solstice shareholders.”

“While we viewed the Element acquisition as an opportunity to accelerate our strategy, we have great confidence in our strategic plan and respect our shareholders’ views,” said David Sewell, President and Chief Executive Officer of Solstice. “As demonstrated by our reported results and recently increased guidance, which we are reaffirming today, the Solstice team is executing well and with discipline across our operations. Solstice benefits from highly differentiated technology and a business aligned with powerful secular growth trends driven by AI, data centers, nuclear energy, thermal management and semiconductor manufacturing.”

Mr. Sewell continued, “Our cash flows and balance sheet are strong, enabling both investments in our many organic growth opportunities and meaningful capital returns. We move ahead from a position of strength and with deep conviction in our team, our strategy and the significant value we can deliver for Solstice shareholders.”

Share Repurchase Authorization

Solstice also announced today that its Board of Directors has approved a share repurchase program authorizing the Company to purchase up to $500 million of its common stock.

Mr. Sewell added, “Our first share repurchase program underscores the Board and management team’s confidence in Solstice’s long-term strategy, growth prospects and ability to create value for shareholders, as well as our commitment to disciplined capital allocation and returning capital to shareholders.”

Additional information regarding the share repurchase program is included in the Company’s Form 8-K filed with the SEC today.

Financial Outlook Affirmed

Solstice is affirming its previously announced guidance for the third quarter and its increased guidance for the full-year 2026:

(Dollars in millions except per share amounts)	2026 Guidance	3Q 2026 Guidance
Net Sales	$4,125 - $4,185	$990 - $1,030
Adjusted EBITDA	$1,035 - $1,055
Adjusted Diluted EPS[1]	$2.75 - $2.95
Capital Expenditures	$420 - $440

The Company does not provide a reconciliation of forward-looking Adjusted EBITDA (non-GAAP) or Adjusted diluted Earnings per Share to GAAP net income (loss) attributable to Solstice Advanced Materials, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Because deductions (such as repositioning charges, transaction costs, impairment charges, and litigation and other matters) used to calculate projected net income (loss) vary based on actual events, the Company is not able to forecast on a GAAP basis with reasonable certainty all deductions needed in order to provide a GAAP calculation of projected net income (loss) at this time. The amount of these deductions may be material and, therefore, could result in projected GAAP net income (loss) being materially less than projected Adjusted EBITDA (non-GAAP) or Adjusted Net Income attributable to Solstice (non-GAAP). These statements represent forward-looking information and a projected financial outlook, and actual results may vary. Please see the risks and assumptions referred to in the “Forward-Looking Statements” section of this news release. The guidance in this news release is only effective as of the date it is given and will not be updated or affirmed unless and until the Company publicly announces updated or affirmed guidance.

About Solstice Advanced Materials

Solstice Advanced Materials is a leading global specialty materials company that advances science for smarter outcomes. Solstice offers high-performance solutions that enable critical industries and applications, including refrigerants, semiconductor manufacturing, data center cooling, nuclear power, protective fibers, healthcare packaging and more. Solstice is recognized for developing next-generation materials through some of the industry's most renowned brands such as Solstice®, Genetron®, Aclar®, Spectra®, Fluka™ and Hydranal™. Partnering with over 3,000 customers across more than 120 countries and territories and supported by a robust portfolio of over 5,700 patents and pending applications, Solstice’s approximately 4,100 employees worldwide drive innovation in materials science. For more information, visit www.Solstice.com.

1 This is a non-GAAP measure or a non-GAAP ratio. For further information on non-GAAP measures and non-GAAP ratios, please refer to the "Non-GAAP Financial Measures" section of this news release. Please also refer to tables at the end of this news release for a reconciliation of historical non-GAAP measures and ratios to the most directly comparable GAAP measure.

Forward-Looking Statements

This news release contains forward-looking statements, within the meaning of the federal securities laws made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 about us and our industry that involve substantial risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about our industry and our business and financial results. Forward-looking statements often include words such as "anticipates," "estimates," "expects," "positioned," "projects," "forecasts," "intends," "plans," "continues," "could," "believes," "may," "will," "would," "should," "goals" and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. Our actual results may vary materially from those expressed or implied in our forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by us or on our behalf. Although we believe that the forward-looking statements contained in this news release are based on reasonable assumptions, you should be aware that a variety of factors, many of which are difficult to predict and outside of our control, could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including, but not limited to: our limited operating history as an independent, publicly traded company and unreliability of historical consolidated financial information as an indicator of our future results; our ability to successfully develop new technologies and introduce new products; an overall decline in the health of the economy and the industries in which we operate, including as a result of inflation, tariffs and other trade barriers and restrictions, market volatility, geopolitical instability and social unrest, the possibility of an economic downturn or recession or other macroeconomic factors; changes in the price and availability of raw materials that we use to produce our products, including due to factors such as supply chain disruptions, including due to increased energy prices, and the impact of inflation; our ability to comply with complex government regulations and the impact of changes in such regulations; global climate change and related regulations and changes in customer demand; the public and political perceptions of nuclear energy and radioactive materials; economic, political, regulatory, foreign exchange and other risks of international operations; the impact of tariffs or other restrictions on foreign imports; our ability to borrow funds and access capital markets and any limitations in the terms of our indebtedness; our ability to compete successfully in the markets in which we operate; the effect on our revenue and cash flow from seasonal fluctuations and cyclical market conditions; concentrations of our credit, counterparty and market risk; our ability to successfully execute or effectively integrate potential acquisitions or complete potential divestitures; our joint ventures and strategic co-development partnerships; our ability to recruit and retain qualified personnel; potential material environmental liabilities; the hazardous nature of chemical manufacturing; decommissioning and remediation expenses and regulatory requirements; potential material litigation matters, including disputes related to the spin off ("the Spin-off") from Honeywell International Inc. ("Honeywell"); the impact of potential cybersecurity attacks, data privacy breaches and other operational disruptions; increasing stakeholder interest in public company performance, disclosure, and goal-setting with respect to sustainability matters; failure to maintain, protect and enforce our intellectual property or to be successful in litigation related to our intellectual property or the intellectual property of others, or competitors developing similar or superior intellectual property or technology; unforeseen U.S. federal income tax and foreign tax liabilities and our ability to achieve anticipated tax treatments in connection with the Spin-off; U.S. federal income tax reform; our ability to operate as an independent, publicly traded company without certain benefits available to us as a part of Honeywell prior to the Spin-off, including managing the costs of operating as an independent company following the Spin-off; our ability to achieve some or all of the benefits that we expect to achieve from the Spin-off; our inability to maintain intellectual property agreements; potential timing, declaration, amount and payment of the Company's dividend program; potential cash contributions to defined benefit pension plans; and our ability to maintain proper and effective internal controls.

These and other factors are more fully discussed in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections included in our Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026, our Quarterly Reports on Form 10-Q, and other documents we may file from time to time with the SEC. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by securities or other applicable law. We give no assurance that we will achieve our expectations. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained in this release, those results or developments may not be indicative of results or developments in subsequent periods.

Solstice Contacts

Investor Relations

Mike Leithead

(973) 370-8188

Michael.Leithead@solstice.com

Media

Haley Salas / Chloe Karp

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449